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                                                                   EXHIBIT 10.37

                            UNITED DENTAL CARE, INC.
                             STOCK OPTION AGREEMENT
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        THIS STOCK OPTION AGREEMENT ("Agreement") made as of August 15, 1997 between United Dental Care, Inc. (the "Company"), a Delaware corporation, and William H. Wilcox ("Optionee"), an employee of the Company.

        WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized a stock option plan under its 1995 Stock Option Plan (the "Plan") to the Optionee on the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee a stock option (the "Option") to purchase, subject to and upon the terms and conditions hereinafter set forth 240,000 shares of the Common Stock, $.10 par value, of the Company. The date of this Agreement is the date of the grant of this Option.

        2. Purchase Price. Subject to Section 10 hereof, the purchase price of the Common Stock subject to the Option shall be $17.60 per share (the "Option Price").

        3. Time to Exercise. This Option shall be exercisable in whole or in part at any time on or after August 15, 2006.

        In addition, the exercisability of this Option shall be accelerated in the manner and subject to the conditions set forth below:

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $1.32;

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $1.52;

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $1.75;
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                                                                   EXHIBIT 10.37

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $2.00;

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $2.30; and

                Options for 40,000 shares shall be accelerated and become immediately exercisable in whole or in part when earnings per share for the Company (as reported on audited consolidated financial statements) for a calendar year first equal or exceed $2.65.

        Only one installment may be accelerated with respect to any one calendar year. The foregoing installments shall vest sequentially and once vested shall remain vested irrespective of the financial performance of the Company in future years. The date of the acceleration of the exercisability of any installment shall be the date that the audited financial statements for such respective year are delivered to the Company. The calendar years with respect to which such vesting acceleration provisions shall apply shall be the calendar year ended December 31, 1997 and the following calendar years.

        To the extent not exercised, accelerated installments shall accumulate and be exercisable, in whole or in part, in any subsequent period. Anything in this Agreement to the contrary notwithstanding, this Option shall terminate and no part of the Option may be exercised after 5:00 p.m. on August 15, 2007.

        Subject to Plan. This Option and the exercise hereof is subject to the terms and conditions of the Plan, now or hereinafter in effect, which is incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.

        Term.

                (a) If the Optionee voluntarily terminates his employment with the Company or any of its subsidiaries at any time without the consent of the Company (of which the Committee shall be the sole judge), or if the Optionee shall have his employment involuntarily terminated by the Company or its subsidiaries for any reason involving a breach of faith or loyalty to such Company, this option shall terminate immediately as to any unexercised portion on the effective date of termination.

                (b) If (1) the Optionee voluntarily terminates his employment with the Company and its subsidiaries with the consent of the Company
        (of which the Committee shall be the sole judge), (2) the Optionee shall have his employment involuntarily terminated by the Company and its subsidiaries for any reason, including disability, not involving a breach of faith or loyalty to such Company, or (3) the Optionee retires from the Company and its
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                                                                   EXHIBIT 10.37

        subsidiaries, then the Optionee shall have the right for 30 days after termination to exercise this option for the number of shares, or any portion thereof, then exercisable pursuant to Section 3 above.

                (c) In the event of the death of the Optionee during any period in which he was entitled to exercise this option, this option may be exercised to the extent that the Optionee was entitled to do so on the date of his death, in whole or in part, at any time within twelve (12) months from the date of death of the Optionee or within the unexpired term of this option, whichever is shorter, by the person to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution, whichever is applicable. During the lifetime of the Optionee, the option may be exercised only by the Optionee.

        6. Restrictions on Exercise. The Option may not be exercised and no certificates representing shares subject to such Option shall be delivered if any requisite approval or consent of any governmental authority of any kind having jurisdiction over the exercise of Options shall not have been secured. The Option may only be exercised with respect to full shares and not for any fractional shares.

        7. Manner of Exercise. Subject to such administrative regulations as the Committee administering the Plan may from time to time adopt, the Optionee shall exercise the option by giving written notice to the Company of the number of shares being purchased and the Option Price to be paid therefor accompanied by the following:

                (a) full payment in cash of the Option Price; provided, however, that in lieu of cash an Optionee may, upon approval by the Committee, exercise this Option by tendering to the Company shares of the Common Stock of the Company owned by him having a fair market value equal to the cash Option Price, or, by a combination of both cash and stock;

                (b) an undertaking to furnish or execute such documents as the Company in its discretion shall deem necessary (1) to evidence the exercise, in whole or in part, of the Option evidenced by this Agreement, (2) to determine whether registration is then required under the Securities Act of 1933, as then in effect, under (3) to comply with or satisfy the requirements of the Securities Act of 1933, or any other law, as then in effect and (4) to notify the Company in writing of any disposition made of any shares issued pursuant to the exercise of the Option evidenced by this Agreement within a period of thirty (30) days after the day of the transfer of any such shares by the Optionee.

        8. Non-Assignability. This Option is not assignable or transferable by Optionee except by will or by the laws of descent and distribution.

        9. Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option evidenced by this Agreement until the issuance of one or more certificates to him/her for such shares upon due exercise of the Option. Except as provided in Section 10, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of certificates.
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                                                                   EXHIBIT 10.37


        10. Capital Adjustments. The number of shares of Common Stock covered by the unexercised portion of the Option evidenced by this Agreement, and in the Option Price thereof, shall be subject to such adjustment as appropriate or necessary to reflect any stock dividend, stock split, reverse stock split, share combination, exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, liquidation or the like of or by the Company, so that the rights of the holder hereof shall remain proportionate to the rights held hereunder immediately prior to such event.

        11. Acceleration Upon Change In Control. In the event of a Change In Control (as defined below) of the Company, then the holder of the options evidenced by this Agreement shall have the right, immediately prior to the consummation of such transaction constituting the Change In Control, to exercise such options, to the extent not theretofore exercised, without regard to any of the requirements as to the time periods and installments of exercisability set forth in this Agreement if (and only if) such options have not expired or otherwise been terminated prior to such vesting and the date of such transaction. Notwithstanding the foregoing, such acceleration of exercisability shall not apply if at least one-half of the board of directors of the acquiring or surviving corporation (or a parent corporation thereof) immediately after such Change in Control transaction consists of individuals who were members of the board of directors of the Company immediately prior to such transaction and such surviving or acquiring corporation agrees to assume such options in connection with such transaction.

        For the purposes of this section, a "Change In Control" shall mean: (i) a change of stock ownership of UDC of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any successor Item of a similar nature; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of securities of UDC representing 25% or more of the combined voting power of UDC's then outstanding securities; or (iii) a change during any period of two consecutive years of a majority of the members of the board of directors of UDC for any reason, unless the election or the nomination for election by UDC's shareholders of each director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred in connection with any merger or similar transaction to which UDC is a party if at least one-half of the members of the board of directors of the ultimate parent corporation of the surviving corporate group consists of persons who were members of UDC's board on the date hereof or persons who were elected or nominated for election by such persons.

        In addition to the foregoing, in the event a Change In Control transaction occurs and the options evidenced by this Agreement become subject to such acceleration of exercisability but the holder of such options elects not to exercise such options, all such options shall terminate upon consummation of such Change In Control transaction.
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                                                                   EXHIBIT 10.37

        Notwithstanding the above, the terms of the Employment Agreement between the Optionee and the Company dated May 13, 1996 (the "Employment Agreement") shall take precedence over the terms hereof and, specifically, the vesting of this Option shall be further subject to the provisions of Section 9 of the Employment Agreement which are incorporated herein by reference.

        Investment Purpose. This Option is granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the Common Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or regulation, or rule of any governmental agency.

        13. Law Governing. This Agreement is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

        14. Binding Effect. This Agreement shall insure to the benefit of and be binding upon the parties hereto and their personal representatives, successors, heirs, and assigns.

        IN WITNESS WHERE OF, the Company has caused this Agreement to be signed by its duly authorized officers and the Optionee has duly signed this Agreement on the day and year first above written.

                                        William H. Wilcox

                                        ------------------------
                                        Optionee


                                        UNITED DENTAL CARE, INC.



                                        Jack R. Anderson

                                        ------------------------
                                        Jack R. Anderson
                                        Chairman of the Board